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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 26, 1998, except for Note 17, as to which the date is November 12, 1998 (Global TeleSystems Group, Inc.), in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-70871) and related Prospectus of Global TeleSystems Group, Inc. dated on or about February 12, 1999.


                                            /s/ Ernst & Young LLP

Vienna, Virginia

February 8, 1999